                                                                   Exhibit 10.20


                                 EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of August 31, 1998, by and between METROMEDIA FIBER NETWORK, INC., a Delaware corporation having its principal offices at 1 North Lexington Avenue, White Plains, New York 10601 (the "Company"), and Vincent A. Galluccio, residing at 244 Shopping Avenue, Sarasota, Florida 34237 (the "EXECUTIVE").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

     WHEREAS, to insure the continuity of senior management of the Company, notwithstanding a material change in the ownership or business activities of the Company, the Company and Executive desire to enter into this Agreement on the terms and conditions hereinafter set forth;

     WHEREAS, the Company has granted non-qualified stock options to purchase 75,000 shares (the "NQSO's") of the Company's Class A common stock, par value $.01 per share ("Class A Common Stock"), to Executive under the Company's 1998 Incentive Stock Option Plan (the "Plan") pursuant to the Stock Option Agreement between the Company and Executive dated of even date herewith (the "Stock Option Agreement"); and

     WHEREAS, the Executive, as additional consideration for entering into this Agreement with the Company, has agreed to forego his right to accelerate the vesting of the NQSO's upon a Change in Control (as such term is defined in the Plan).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.   EMPLOYMENT; TERM.

          (a) The Company hereby employs the Executive, and the Executive hereby agrees to serve, as Senior Vice President of the Company.

          (b) The term (the "Initial Term") of the Executive's employment hereunder shall commence on August 31, 1998 and shall terminate on September 1, 1999 (the "EXPIRATION DATE"), unless sooner terminated as provided in paragraph 7 below. The Company shall have the right to extend this Agreement for an additional period of one year ("Additional Term"), upon written notice to Executive, given not less than three (3) months prior to the termination of the Initial Term. The Initial Term and Additional Term are hereinafter sometimes collectively referred to as the "Term".

     2.   DUTIES.

          (a) The Executive agrees to perform his duties and exercise his authority pursuant to the direction and control of the President and shall report to the President or the President's designee as and when requested. The Executive shall have such powers and duties as assigned or changed by the President from time to time. The Executive shall perform his duties diligently, faithfully and to the best of his ability and in accordance with sound business practices.

          (b) The Executive shall devote to the exclusion of other business activities other than Permitted Activities (as hereinafter defined) all his business time and attention to his duties and responsibilities hereunder, subject to paid vacations and holidays as hereinafter set forth in Section 6(b) of this Agreement.

          (c)  For purposes of this Agreement "Permitted Activities" shall mean
(i) passive business or charitable activities that may, from time to time, require insubstantial portions of his business time, but which would not, singularly or in the aggregate, interfere with the devotion of substantially all his business attention and energies to the affairs of the Company, or his obligations under this Agreement, or otherwise be inconsistent with his duties hereunder and (ii) the ownership by the Executive (as the result of open market purchase) of one (1%) percent or less of any class of capital stock of a corporation which is regularly traded on a national securities exchange or over-the-counter on the NASDAQ system.

     3.   COMPENSATION.

          (a) During the Term, the Executive shall receive an annual base salary of One Hundred Eighty Three Thousand Four Hundred ($183,400) Dollars (the "BASE SALARY") subject to required deductions and withholdings as required by law or agreement payable in accordance with the standard payroll practices of the Company.

          (b) In addition to the Base Salary set forth in Section 3(a) hereof, the Executive shall be entitled to participate in the Company's bonus program (the "Bonus Plan") which is recommended by the President and is subject to the approval of the Compensation Committee of the Board of Directors. The Bonus Plan is predicated on the Company attaining certain financial and other objectives. The Executive shall have an initial target of a bonus of [20%] of the Executive's Base Salary set forth in Section 3(a) hereof based upon achieving 100% of the Bonus Plan's objectives. The Bonus Plan is a calendar year plan, as such, the bonus Executive may receive will be adjusted on the basis of the Term. For example, since the Term is to commence on August 31, 1998, if all objectives of the Bonus Plan are achieved the targeted bonus of 20% will be prorated to $12,360.66 (i.e. $183,400 (.20/365 days)(123 days) =
$12,360.66).

          (c) It is understood that nothing contained herein shall prevent the Company, in its sole and absolute discretion, from at any time increasing the compensation herein provided to be paid to the Executive, either permanently or for a


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

limited period, in the event the Company, in its sole and absolute discretion, shall deem it advisable to do so in order to recognize and fairly compensate the Executive for the value of his services to the Company; PROVIDED, HOWEVER, that nothing in this Section 3(c) shall in any manner obligate the Company to make any such increase or provide any such additional compensation or benefits to the Executive.

     4. STOCK OPTIONS. (a) In accordance with the terms and conditions set forth in the Stock Option Agreement, the Compensation Committee of the Board of Directors granted to Executive under the Plan, non-qualified stock options ("NQSOs") for a total of 75,000 shares of Class A Common Stock bearing an
exercise price of $21.00 per share.   In consideration for entering into this
Agreement, Executive hereby agrees that in the event that there is a Change in Control (as such term is defined in the Plan) of the Company, the NQSOs granted to Executive pursuant to the Stock Option Agreement shall continue to vest in accordance with the vesting schedule set forth in the Stock Option Agreement and, notwithstanding paragraph 4 of the Stock Option Agreement, shall not accelerate and shall not be immediately exercisable upon a Change of Control.


          (b) Except as specifically provided herein, nothing contained in this Agreement shall be deemed to modify in any respect the terms, provisions, or conditions of the Stock Option Agreement and such terms, provisions and conditions of the Stock Option Agreement shall remain in full force and effect.

     5. EXPENSES. The Company shall reimburse the Executive for all reasonable out-of-pocket business expenses paid or incurred by him in connection with the performance of his duties and responsibilities hereunder, but payment shall be made only against a signed, itemized list of such expenses, utilizing general forms for that purpose established by the Company.

     6.   ADDITIONAL BENEFITS; VACATIONS; FACILITIES.

          (a) The Executive shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans or other plans effective generally with respect to senior executives of the Company. Nothing herein shall be deemed to require the Company to establish or maintain any employee benefit plan whatsoever, and the Company shall have the right, in its sole and absolute discretion, to alter, amend, modify, discontinue or terminate any and all employee benefit plans at any time.

          (b) During the Term, the Executive shall be entitled to the same paid holidays as are provided to executives of the Company generally and shall be entitled to take periodic vacations with pay aggregating three weeks per twelve-month period during the Term consistent with his duties and responsibilities hereunder and the Company's vacation policy.

          (c)   The Company shall furnish the Executive with such working


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

facilities and other services as are suitable to his position and are adequate for the performance of his duties hereunder.

     7. TERMINATION OF EMPLOYMENT. This Agreement may be terminated prior to the Expiration Date in accordance with the following provisions:

          (a)In the event of the Executive's death prior to the Expiration Date, this Agreement shall automatically terminate.

          (b) If the Executive shall suffer a Disability (as hereinafter defined) prior to the Expiration Date, this Agreement may be terminated at the option of the Company by notice from the Company to the Executive given at any time after the Executive shall have suffered a Disability. The term "DISABILITY" shall mean that the Executive shall be unable for a period of ninety (90) days or more during the Term, because of a physical or mental illness or condition, to perform his duties hereunder. In such event, such termination shall be effective as of the date on which the Company gives notice to the Executive that it is terminating his employment hereunder pursuant to this Section 7(b) without further obligation to Executive other than to pay the compensation and reimbursement amounts provided for herein prorated to the date of such termination.

          (c) In the event that there is a Change in Control (as such term is defined in the Plan) of the Company and the Executive is requested in connection therewith to perform his duties hereunder on a regular, full-time basis at a location further than 75 miles from Executive's current principal office location, the Executive, in his sole and absolute discretion, may deem this Agreement to be terminated by the Company without Cause (as hereinafter defined) and the Executive shall be entitled to receive from the Company the "Termination Payments" set forth in Section 8 of this Agreement.

          (d) This Agreement may be terminated prior to the Expiration Date at the option of the Company for Cause, effective as of the date on which the Company gives notice to the Executive that it is terminating his employment pursuant to this Section 7(d). The term for "Cause" shall mean and include any of the following events:

               (i) fraud, misappropriation or embezzlement of funds or property by the Executive involving the Company or an Affiliated Company (as hereinafter defined);

               (ii) the conviction of the Executive in any jurisdiction for any crime which constitutes a felony, or which constitutes a misdemeanor that involves fraud, moral turpitude or material loss to the Company or an Affiliated Company, or their respective businesses or reputations;

               (iii) the Executive's misconduct in, or neglect of, the performance of his duties and responsibilities hereunder, or the Executive's repeated violation of any reasonable specific written directions of the President of the Company or the


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

President's designee which directions are consistent with the provisions of this Agreement;

               (iv) the Executive's breach of the agreements and covenants set forth in Sections 9, 10, 11 or 12 hereof; or

               (v) the Executive's material breach of any other provision of this Agreement which breach continues uncured for five (5) days after written notice thereof is given to the Executive by the Company or the President of the Company.

     In the event of the termination of the Executive's employment hereunder for "Cause", such termination shall be effective as of the date of notice of such termination and the Company shall have no further obligations whatsoever hereunder to compensate the Executive pursuant to the terms of this Agreement.

     The term "AFFILIATED COMPANIES" shall mean all entities that directly or indirectly control, or are controlled by, the Company, all entities that are under direct or indirect common control with the Company, and all entities in which the Company has a significant joint venture or other similar interest. "CONTROL" and "CONTROLLED" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other entity, whether through ownership of voting securities, by contract or otherwise.

     8. TERMINATION PAYMENTS. Upon the termination by the Company of Executive's employment for any reason other than for Cause, the Executive shall be entitled to receive from the Company (i) the Executive's unpaid Base Salary for the remaining Term of Employment under this Agreement, (ii) all previously earned and accrued entitlements and benefits from the Company and its employee benefit plans and (iii) an amount equal to the product of the Executive's Base Salary multiplied by .25.

     9.   CONFIDENTIAL INFORMATION.  The Executive covenants and agrees that:

          (a) During the Term and thereafter, he will keep secret and retain in the strictest confidence all information about business and financial matters (including, without limitation, information relating to costs, profits, budgets and plans for future development, strategy, methods of operation and marketing concepts) of the Company and the Affiliated Companies, their respective employment policies and plans, and any other trade secrets and proprietary information relating to the Company, the Affiliated Companies or their respective operations, business and financial affairs, other than information which is otherwise generally available to the public other than as a result of a disclosure by the Executive (collectively, the "CONFIDENTIAL INFORMATION"), and, for such time as the Company or any Affiliated Company is operating, not disclose any Confidential Information to anyone outside of the Company or an Affiliated Company, either during or after the term of his employment by the Company or an Affiliated Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's express prior written consent or (iii) as required by law; and


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

          (b) The Executive will surrender to the Company within ten (10) days after the termination of his employment hereunder, or at any time the Company may so request, all memoranda, notes, records, reports, lists and other documents containing, describing or relating to Confidential Information, together with all copies thereof, obtained by him or entrusted to him during the course of his employment by the Company or an Affiliated Company or otherwise in his possession at the time of such termination or request.

     10.  RESTRICTIVE COVENANTS

          Executive covenants and agrees that:

          (a) during the Term for any reason whatsoever he will not compete, directly or indirectly, with the Company or any Affiliated Company, by participating in the direct or indirect ownership, management, operation or control, whether as an officer, director, partner, employee, advisor, stockholder, investor, consultant, agent, independent contractor, lender or otherwise, of any corporation, partnership or other entity which owns, acquires or seeks to acquire or obtain any franchise, lease or license, relating to, or is otherwise engaged in, the acquisition of or planning, design, construction and deployment of fiber optic telecommunications services (collectively "TELECOMMUNICATIONS SERVICES").

          (b) for two (2) years after the termination of this Agreement for any reason whatsoever;

               (i) Executive will not solicit for the provision of Telecommunication Services in or within a radius of 50 miles of any area where the Company, or any Affiliated Company, has a franchise or leases or licenses fiber optic Telecommunication Services, in competition with the Company or any Affiliated Company, any person who is a customer of the Company or any Affiliated Company; and

               (ii) he will not employ or induce or attempt to persuade any employee of the Company or any Affiliated Company to terminate their employment relationship in order to enter into competitive employment, or in any way cause, influence or participate in the employment of any such individual by anyone else in any business that is competitive with any business then engaged in by the Company or any Affiliated Company.

     11.  BRIBERY, EXTORTION AND KICKBACKS

          Executive shall not at any time make or promise to make or accept any payments or transfers of value which has the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or


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

improper means of obtaining or conducting business for the Company. Executive shall not at any time agree that he will, in connection with his employment or in connection with any other business transactions involving the Company, make or promise to make any payment or transfer anything of value, directly or indirectly, (i) to any governmental official or employee during (including employees of government corporations) (ii) to any political party, official of a political party or candidate (or to an intermediary for payment to any of the foregoing), (iii) to any officer, director, employee, or representative of any actual or potential customer of the Company or (iv) to any other person or entity. The foregoing will not prohibit normal and customary business entertainment or the giving of business mementos of nominal value. In addition, Executive shall at all times be aware of the requirements and prohibitions of and be in compliance with the United States Foreign Corrupt Practices Act of 1977.

     12.  OWNERSHIP OF INTELLECTUAL PROPERTY.

          All Inventions (as hereinafter defined), or patents, trademarks, copyrights, trade secrets or any other rights relating to any of the foregoing, which have or may have a material importance to the business of the Company and which are conceived or made by Executive in connection with his employment with the Company, either alone or with others, are the sole and exclusive property of the Company whether or not they are conceived or made during work time for the Company, except to the extent generally known by persons generally knowledgeable in the fiber optics telecommunications field.

          Executive shall immediately disclose to the Company any and all Inventions (whether or not patentable) made or conceived by the Executive during the Term, either alone or in conjunction with others, whether or not made or conceived at the request or upon the suggestion of the Company, whether or not resulting from any work done in the course of employment, whether or not reduced to practice during the term of employment, and whether or not made or conceived during or outside of the usual hours of employment or upon or not upon any premises of the Company.

          Executive assigns and will hereafter assign to the Company all present or future right, title and interest in and to all Inventions referred to above. Executive shall not disclose any such Inventions to any third party without the written consent of the Company.

          At any time and from time to time during and after the Term, on the request of the Company, without further consideration Executive shall: (i) execute specific documents of assignment in favor of the Company, or its nominee, of any of the Inventions covered hereunder, (ii) execute all papers and perform all acts the Company considers necessary or advisable for the preparation, application procurement, maintenance, enforcement and defense of patent applications and patents of the United States or other jurisdictions of such Inventions, if applicable, for the perfection or enforcement of any trademarks, copyrights or trade secrets relating to such Invention, and for the transfer of any interest the Executive may have in such Inventions; and (iii)


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execute any and all papers and comments which the Company considers to necessary to vest sole right, title and interest in the Company or its nominee in and to the above Inventions, patent applications, patents, or any trademakrs or copyright or applications therefore relating thereto. Notwithstanding the foregoing, after termination of employment, Executive shall be entitled to reasonable compensation for more than incidental time and effort required to be expended by Executive to fulfill his responsibilities under clause (ii). Executive shall execute all documents (including those referred to above) and do all other acts which the Company considers to be necessary to assist in the preservation of all the Company's interests in such Inventions.

          At the commencement of the Term, Executive will provide to the Company a complete written list of all Inventions which have been made or conceived before his employment commences or first reduced to practice by Executive alone or in conjunction with others prior to employment with the Company.

          For purposes of this Section 12, "Invention" shall mean (i) any and all machines, apparatuses, compositions of matter, methods, know-how, processes, computer programs, designs, configurations, uses thereof, or writings (in any form or any media) of any kind, discovered, conceived, developed, made or produced, or any improvement to the same, and will not be limited to the definition of any invention contained in the United States Patent law; (ii) all matters subject to copyright protection under United States law; (iii) all matters subject to trademark protection under the laws of the United States or those of any state of the United States or under common law of any jurisdiction within the United States; and (iv) all matters subject to protection as trade secrets under the laws or common law of any state of the United States or of the United States.

          The term "Work Product" refers to all work product and work-in-progress generated, created, or developed by Executive in the course of employment, regardless of the form or medium in which such Work Product is embodied, including without limitation electronic form and new media. All Work Product will be deemed work made for hire as defined by the Copyright Act of 1976. As such, all right, title and interest in and to all Work Product will vest in and remain with the Company from its inception, and Executive shall execute all documents and all acts which the Company considers necessary to assist in the preservation of the Company's interest in such Work Product.

          If a court of competent jurisdiction determines that the Work Product does not constitute work made for hire, Executive agrees that this Agreement constitutes a written continuing assignment by the Executive to the Company of all right, title and interest in and to the Work Product.

     13. ENFORCEMENT. It is agreed by the Executive that any breach or threatened breach by the Executive of any provision of Sections 9, 10, 11 or 12 hereof cannot be remedied solely by damages. In the event of a breach or threatened breach by the Executive of any of the provisions of Sections 9, 10, 11 or 12 hereof, the Company or


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any Affiliated Company shall be entitled to injunctive relief restraining the
Executive and any business, firm, partnership, individual, corporation or other entity participating in such breach or attempted breach. Nothing contained herein shall be construed to prohibit the Company or any Affiliated Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including, without limitation, the recovery of damages.

     14. REPRESENTATIONS AND WARRANTIES. The Executive represents and warrants to the Company that:

          (a) The Executive has full power and authority to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by the Executive and constitutes the legal, valid and binding obligation of the Executive, enforceable against the Executive in accordance with its terms;

          (b) The execution and delivery of this Agreement by the Executive and his performance hereunder will not violate any provision of law and will not conflict with or result in a breach of any judgment, decree, order, writ, injunction, regulation, ordinance or other similar document or instrument of any court or governmental authority, and will not (with or without the giving of notice or lapse of time, or both) violate or breach any term or condition of, or constitute a default under, any agreement, document or instrument to which the Executive is a party or by which he is bound; and

          (c) The execution and delivery of this Agreement by the Executive and his performance hereunder do not require the consent or approval of any other person or entity.

     15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, registered or certified mail (first class postage and fees prepaid, return receipt requested), telecopier or overnight courier guaranteeing next-day delivery, as follows:

          (a)  If to the Company, one copy to:

               Metromedia Fiber Network, Inc.
               1 North Lexington Avenue
               White Plains, New York  10601
               Attention:  Chairman
               Telecopier No.:     (914) 421-6777

               with a copy (which shall not constitute notice) to:

               Metromedia Fiber Network, Inc.
               c/o Metromedia Company
               One Meadowlands Plaza, 6th Floor


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               East Rutherford, New Jersey  07073
               Attention:  General Counsel
               Telecopier No.:     (201) 531-2803

          (b)  If to the Executive, one copy to:

               Vincent A. Galluccio
               244 Shopping Avenue
               Sarasota, Florida  34237
               Telecopier No.:     (___) _____-______

and/or to such other persons and addresses as any party shall have specified in writing to the other by notice as aforesaid.

     16   ENTIRE AGREEMENT; AMENDMENT.  This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements between such parties with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party or parties against whom any amendment, change, modification or discharge is sought to be enforced.

     17. WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition of this Agreement, any such waiver being made only by a written instrument executed and delivered by the waiving party.

     18. ASSIGNABILITY. This Agreement shall not be assignable by the Executive and any purported assignment hereof by the Executive shall be null and void. This Agreement shall be binding upon, and inure to the benefit of, the Executive and his heirs, executors, administrators and legal representatives, and the Company and its successors and assigns.

     19. SEVERABILITY. If any of the covenants contained in this Agreement, including, without limitation, those contained in Section 10 hereof, are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the covenant or covenants or the enforceability in any other jurisdiction, which shall be given full force and effect, without regard to the invalid portions or the enforceability in such other jurisdiction. If any of the covenants contained in Section 10 hereof are held to be unenforceable because of the scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall be enforceable; PROVIDED, HOWEVER, that such court's determination shall not affect the enforceability of Section 10


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hereof in any other jurisdiction.

     20. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without reference to conflict of laws principles.

     21. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The parties hereto irrevocably (a) submit to the exclusive jurisdiction of the courts of the State of New York or the courts of the United States located in the State of New York, for the purpose of any suit, action or other proceeding arising out of this Agreement, and (b) waive to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that they are not subject to the personal jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that any such suit, action or proceeding brought in one of the above-named courts is brought in an inconvenient forum, that the venue of any such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) waive the right to a trial by jury in any such suit, action or proceeding.

     The Executive hereby consents to service of process in any such suit, action or proceeding in any manner permitted by civil practice laws and rules of the State of New York, and agrees that service of process by registered or certified mail, return receipt requested, at his address specified in or pursuant to Section 15 hereof is reasonably calculated to give actual notice.

     22. PRIOR AGREEMENTS. The Executive and the Company hereby acknowledge and agree that the terms and provisions of this Agreement replace and supersede in all respects the terms and provisions of any prior employment or services agreement which the Executive may have previously entered into with the Company, or any of its predecessors in interest or affiliates, and that any such previous agreement shall be deemed to have no further force or effect upon the execution and delivery of this Agreement by the Executive and the Company.

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     23.   HEADINGS.  The headings contained in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

     24. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              METROMEDIA FIBER NETWORK, INC.


                              By:
                                 ---------------------------
                                 Name:  Howard Finkelstein
                                 Title: President



                              ------------------------------
                              Vincent A. Galluccio












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